EXHIBIT 23(f)


                                                   February 22, 1994


                        CONSENT OF INDEPENDENT APPRAISER



         We hereby consent to the use of our firm's name in the Pre-effective Amendment No. 2 to the Form S-3 Registration Statement and Amendments thereto of HUBCO, Inc., relating to the conversion of Statewide Savings Bank (the "Bank") into the stock form and the immediate acquisition of all of the Bank's outstanding shares by HUBCO, Inc. We also consent to references to our valuation appraisal opinion and report of the Bank filed with the Form S-3 and amendments thereto, as filed with the Securities and Exchange Commission. We further consent to the filing of the aforementioned opinions and reports as Exhibits to the Form S-3 and amendments thereto.


                                             Respectfully,



                                             /s/ Kaplan Associates, Inc.
                                             ------------------------------
                                             KAPLAN ASSOCIATES, INC.